                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 3, 2000



                     United Pan-Europe Communications N.V.
               (Exact Name of Registrant as Specified in Charter)


    The Netherlands             000-25365                98-0191997
     (State or other          (Commission              (IRS Employer
     jurisdiction of          File Number)             Identification #)
     incorporation)



                     Fred. Roeskestraat 123, P.O. Box 74763
                       1070 BT Amsterdam, The Netherlands
                    (Address of Principal Executive Office)


                                (31) 20 778 9840
              (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS.
----------------------

     On February 3, 2000, United Pan-Europe Communications N.V. announced the signing of definitive agreements to acquire K&T Group, the cable interests of N.V. ENECO, for NLG2,350 million on a debt-free basis. K&T owns and operates cable networks in Rotterdam, Dordrecht and the surrounding municipalities and has approximately 590,000 basic cable television subscribers and over 6,000 broadband Internet subscribers. Completion of the transaction is subject to approval by the NMa, the Dutch competition authority. Closing of the transaction is expected to take place in the second quarter of 2000.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
-------------------------------------------

(c)  Exhibits

1. SHARE PURCHASE AGREEMENT among ENECO WED-ACTIVITEITEN B.V., N.V. ENECO, UPC NEDERLAND N.V., BELMARKEN HOLDING B.V., and UNITED PAN-EUROPE COMMUNICATIONS N.V., dated February 2, 2000.
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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                UNITED PAN-EUROPE COMMUNICATIONS N.V.



DATE: February   , 2000                       By:/s/ Ray Samuelson
                                                 --------------------------
                                                     Ray Samuelson
                                                     Managing Director of
                                                     Finance and Accounting